Exhibit 10.1
STOCK PURCHASE AGREEMENT
     This STOCK PURCHASE AGREEMENT (this “Agreement”), is made and entered into as of June 6, 2006, by and between VIRCO MFG. CORPORATION, a Delaware corporation (the “Company”), and the purchasers set forth below (each a “Purchaser” and collectively the “Purchasers”).
1. AGREEMENT TO SELL AND PURCHASE THE SHARES
1.1 PURCHASE AND SALE
     Subject to the terms and conditions of this Agreement, the Purchasers hereby agree to purchase, and the Company hereby agrees to sell and issue to the Purchasers, at the Closing (as defined below) such number of Shares of the Company’s Common Stock, par value $.01 per share, as will yield gross proceeds to the Company of Five Million Dollars ($5,000,000) (the “Shares”), with each Purchaser purchasing that number of the Shares as is indicated next to its name on Schedule A.
1.2. DELIVERIES AT CLOSING
     (a) Completion of the purchase and sale of the Shares (the “Closing”) shall occur at the offices of Gibson, Dunn & Crutcher LLP, counsel to the Company, at 2029 Century Park East, 40th Floor, Los Angeles, California, at 3:00 p.m. local time on June 6, 2006, or such other time and date as may be agreed by the parties (the “Closing Date”).
     (b) At the Closing, the Company shall issue and deliver to each Purchaser a stock certificate registered in the name of such Purchaser, or in such nominee name(s) as instructed by such Purchaser in writing, representing the number of Shares purchased by such Purchaser, calculated as set forth in Section 2 below, and bearing an appropriate legend referring to the fact that the Shares are being sold in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 under the Securities Act.
     (c) At the Closing the Purchasers shall pay to the Company readily available funds in an aggregate amount of Five Million Dollars ($5,000,000) (the “Purchase Price”).
2. CALCULATION OF PER SHARE PURCHASE PRICE AND NUMBER OF SHARES
     The purchase price for the Shares deliverable by the Company to the Purchasers at Closing shall be the lower of (a) five dollars ($5.00) per share and (b) the average daily closing price for shares of the Company’s Common Stock on the American Stock Exchange (“Amex”) over the last ten trading days prior to the date of Closing. The number of Shares deliverable at Closing shall be calculated by dividing the Purchase Price by the applicable per share price from the preceding sentence and shall be one million seventy two thousand forty-one (1,072,041) shares.
3. CONDITIONS TO CLOSING
     (a) The Company’s obligation to complete the sale of the Shares shall be subject to its receipt on the Closing Date of same-day funds in the full amount of the Purchase Price in payment for the Shares.
     (b) The Purchasers’ obligation to pay for the Shares shall be subject to their receipt of the following items on the Closing Date:
     (i) A stock certificate or certificates representing the Shares in form satisfactory to the Purchasers;
     (ii) A warrant certificate in the form attached hereto as Exhibit A (the “Warrant”) representing the Purchasers’ right to acquire 25% of the number of Shares being purchased on the Closing Date (the “Warrant

Shares”) over a five year period at an exercise price of 120% of the per share purchase price hereunder during the first three (3) years following the Closing Date and at 130% during the fourth (4th) and fifth (5th) years following the Closing Date; and
     (iii) A legal opinion in substantially the form attached hereto as Exhibit B.
4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY
     The Company hereby represents and warrants to the Purchasers as follows:
4.1 ORGANIZATION, STANDING AND QUALIFICATION
     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in any other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a material adverse effect on the financial condition or the earnings or assets of the Company.
4.2 DUE EXECUTION, DELIVERY AND PERFORMANCE
     (a) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
     (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease, sublease, voting agreement, voting trust or other agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject; (iii) will not trigger anti-dilution rights or other rights to acquire additional equity securities of the Company; and (iv) will not result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or any applicable statute, law, rule, regulation or order.
4.3 ISSUANCE, SALE AND DELIVERY OF THE SHARES
     (a) The Shares have been duly authorized for issuance and sale pursuant to this Agreement, and, when issued and delivered by the Company pursuant to this Agreement against payment by the Purchasers of the Purchase Price, they will be validly issued and fully paid and nonassessable and free and clear of all pledges, liens and encumbrances.
     (b) Issuance of the Shares is not subject to preemptive or other similar rights. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares as contemplated in this Agreement.
     (c) Subject to the accuracy of the Purchasers’ representations and warranties in Section 5 of this Agreement, the offer, sale, and issuance of the Shares in conformity with the terms of this Agreement constitutes a transaction exempt from the registration requirements of Section 5 of the Securities Act.
4.4 CAPITALIZATION
     (a) The authorized capital stock of the Company consists of twenty five million (25,000,000) shares of Common Stock and three million (3,000,000) shares of Preferred Stock.

     (b) As of May 31, 2006, the issued and outstanding capital stock of the Company consisted of thirteen million one hundred thirty seven two hundred eighty eight (13,137,288) shares of Common Stock. No shares of preferred stock are issued and outstanding. The shares of issued and outstanding Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of any preemptive or other similar rights.
     (c) The Company has reserved, and has available for future issuance, an aggregate of 686,559 shares of Common Stock under the Company’s stock option plan (i) for issuance of shares upon the exercise of stock options granted or available for future grant and (ii) for issuance of shares of restricted stock. With the exception of the foregoing, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted by the Company to purchase shares of Common Stock or other securities of the Company, and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.
4.5 FINANCIAL STATEMENTS
     The January 31, 2006 financial statements of the Company filed with the Securities and Exchange Commission (“SEC”) as part of the Company’s Form 10-K dated April 13, 2006 present fairly the financial position of the Company as of the dates indicated and the results of the Company’s operations for the periods specified. These financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and any supporting schedules included with the financial statements present fairly the information stated in the financial statements. The financial and statistical data set forth in the Company’s Form 10-K referred to above were prepared on an accounting basis consistent with such financial statements.
4.6 NO MATERIAL CHANGE
     Since February 1, 2006,
     (a) there has been no material adverse change in the financial condition or in the earnings or assets of the Company, whether or not arising in the ordinary course of business;
     (b) there have been no transactions entered into by the Company other than those in the ordinary course of business which are material with respect to the Company;
     (c) there has been no issuance of additional shares of the Company’s Common Stock;
     (d) there has been no dividend or distribution of any kind declared, paid or made by the Company on its Common Stock; and
     (e) the Company has incurred no material liabilities or material contingent obligations.
4.7 USE OF PROCEEDS
     The Company intends to use the proceeds from sale of the Shares for working capital and other general corporate purposes.
4.8 NO DEFAULTS
     The Company is not in violation of its certificate of incorporation or bylaws or in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease, sublease, voting agreement, voting trust, or other material agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject.

4.9 NO ACTIONS
     There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company which, singly or in the aggregate, would result in any material adverse change in the financial condition or in the earnings or business prospects of the Company, or which, singly or in the aggregate, might materially and adversely affect the properties or assets of the Company or which might materially and adversely affect the consummation of this Agreement, nor, to the best knowledge of the Company, is there any reasonable basis therefor. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality which, singly or in the aggregate, would have a material adverse effect on the assets, properties or business of the Company.
4.10 CONTRACTS
     All of the contracts filed with the SEC as part of the Company Documents are in full force and effect on the date hereof, except for contracts the termination or expiration of which would not, singly or in the aggregate, have a material adverse effect on the business, properties or assets of the Company. Neither the Company nor, to the best knowledge of the Company, any other party is in material breach of or default under any such contracts. The Company is in full compliance with all covenants, financial or otherwise, contained within its loan agreements and the Company has not received any correspondence from any of its lenders questioning or otherwise relating to the Company’s compliance with any such covenants.
4.11 ENVIRONMENTAL MATTERS
     Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition or the earnings or assets of the Company,
     (a) the Company is in compliance with all applicable Environmental Laws (as defined below);
     (b) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits authorizations and approvals; and
     (c) there are no pending or, to the best knowledge of the Company, threatened Environmental Claims (as defined below) against the Company.
     For purposes of this Agreement, the following terms shall have the following meanings: “Environmental Law” means any United States (or other applicable jurisdiction’s) Federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.
     Exhibit C attached to this Agreement contains a description of an environmental “superfund” case in which the Company has been named as a “de minimus” defendant. This description is provided for informational purposes, inasmuch as the Company has no information which would cause it to believe that the lawsuit could have a material adverse affect on its financial condition.
4.12 LABOR MATTERS
     No labor dispute with the employees of the Company exists or, to the best knowledge of the Company, is threatened. To the best knowledge of the Company, no management level or other significant employee has indicated that he or she intends to terminate his or her employment with the Company and the Company has no plans to terminate any management level or other significant employee.

4.13 PROPERTIES
     The Company has good and marketable title to its properties, free and clear of any material security interests, mortgages, pledges, liens, charges, encumbrances and claims of record, except for the lien on substantially all of the assets and properties of the Company held by Wells Fargo Bank. The properties of the Company are, in the aggregate, in good repair (reasonable wear and tear excepted) and suitable for their respective uses. All real property held under lease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company. The Company owns or leases all such properties as are necessary to its business or operations as now conducted.
4.14 INTELLECTUAL PROPERTY
     (a) The Company owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets that are material to the business of the Company as now conducted and as proposed to be conducted (in this Agreement called the “Proprietary Rights”).
     (b) The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights which are material to the business of the Company.
     (c) No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the best knowledge of the Company, threatened, which involves any Proprietary Rights, nor, to the best knowledge of the Company, is there any reasonable basis therefor.
     (d) The Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission or board, domestic or foreign, or any arbitrator, and has not entered into or is not a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the use of any of the Proprietary Rights.
     (e) The Company has not received written notice of any pending conflict with or infringement upon any third-party proprietary rights.
     (f) The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights. No claims have been asserted by any person with respect to the validity of the Company’s ownership or right to use the Proprietary Rights and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful.
     (g) The Company has complied, in all material respects, with its obligations relating to the protection of the Proprietary Rights which are material to the business of the Company pursuant to licenses.
     (h) To the best knowledge of the Company, no person is infringing on or violating the Proprietary Rights.
4.15 PERMITS
     The Company possesses and is operating in compliance with, all material licenses, certificates, consents, approvals and permits from all state, federal, foreign and other regulatory agencies or bodies necessary to conduct the businesses now operated by it, and the Company has not received any notice of proceedings relating to revocation or modification of any such permit or any circumstance which would lead it to believe that such proceedings are reasonably likely which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the financial condition or the earnings, assets or business prospects of the Company.

4.16 TAXES
     The Company has filed all tax returns required to be filed, which returns are true and correct in all material respects, and the Company is not in default in the payment of any taxes, including penalties and interest, assessments and fees, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.
4.17 COMPLIANCE
     The Company has conducted, and is conducting, its business in compliance with all applicable Federal, state, local and foreign statutes, laws, rules and regulations, except where the failure to do so would not, singly or in the aggregate, have a material adverse effect on the financial condition, earnings or assets, of the Company.
4.18 INSURANCE
     The Company maintains insurance of the type and in the amount that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.
4.19 GOVERNMENTAL/ REGULATORY CONSENTS
     No registration, authorization, approval, qualification or consent with or required by any court or governmental/ regulatory authority or agency is necessary in connection with the execution and delivery of this Agreement or the offering, issuance or sale of the Shares under this Agreement, except for the filings disclosed in this Agreement to be made with the SEC and the Amex.
4.20 SECURITIES AND EXCHANGE COMMISSION FILINGS
     (a) The Company has timely filed with the SEC all documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     (b) The information contained in the following documents (the “Company Documents”), is true and correct in all material respects as of their respective filing dates and as of the date of this Agreement:
     (i) the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006; and
     (ii) the Company’s Proxy Statement for its 2006 Annual Meeting of Stockholders.
     (c) As of their respective filing dates, the Company Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and none of the Company Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.
4.21 NO INTEGRATED OFFERING
     Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares to the Purchasers. The issuance of the Shares to the Purchasers will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of the Securities Act or any applicable rules of the Amex. The Company will not make any offers or sales of any security that would cause the offering of the Shares to be integrated with any other offering of securities by the Company for purposes of any registration requirements under the Securities Act or any applicable rules of the Amex.

4.22 NO MANIPULATION OF STOCK
     The Company has not taken, and will not take, any action that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale of the Shares.
4.23 RELATED PARTY TRANSACTIONS
     Except (a) as disclosed in the Company’s Form 10-K dated April 13, 2006, and (b) as set forth in the Virtue Family Agreement, the Company does not have any oral or written contracts, arrangements or other agreements with any officer, director or 5% or greater stockholder of the Company or any affiliate of any such person.
5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS
5.1 SECURITIES LAW REPRESENTATIONS AND WARRANTIES
     Each Purchaser represents, warrants and covenants to the Company as follows:
     (a) Such Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company. Such Purchaser has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares.
     (b) Such Purchaser is acquiring the Shares in the ordinary course of its business and for its own account (except that Wedbush Morgan Securities is acquiring, and will be holding as nominee, its Shares for the account of not more than 30 of its customers) for investment only and, except as contemplated by this Agreement, has no present intention of distributing any of the Shares nor any arrangement or understanding with any other persons regarding the distribution of such Shares within the meaning of Section 2(11) of the Securities Act, other than as contemplated in Section 7 of this Agreement.
     (c) Such Purchaser has, in connection with its decision to purchase the Shares, relied solely upon the representations and warranties of the Company contained in this Agreement, review of the Company Documents and its own due diligence examination of the Company.
     (d) Such Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”).
     (e) Such Purchaser has not taken, and will not take, any action that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate its purchase of the Shares. Such Purchaser will not, directly or indirectly, carry any short position in the Company’s Common Stock prior to the closing Date and will not make arrangements with any third party to carry any short position.
5.2 DUE EXECUTION, DELIVERY AND PERFORMANCE
     (a) This Agreement has been duly executed and delivered by such Purchaser and constitutes a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.
     (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary corporate or other action on the part of such Purchaser and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Purchaser pursuant to, any contract, indenture, mortgage, loan agreement, voting agreement, voting trust or other instrument or agreement to which such Purchaser is a party or by which it is be bound, or to which any of the property or assets of such

Purchaser is subject, nor will such action result in any violation of the provisions of the charter or bylaws of such Purchaser or, to the knowledge of such Purchaser, any applicable statute, law, rule, regulation or order.
5.3 RESALES OF SHARES
     (a) Subject to the right of Wedbush Morgan Securities to transfer its Shares to no more than 30 of its customers (each of whom is an “accredited investor”), such Purchaser will not make any sale of the Shares without satisfying the requirements of the Securities Act and the Rules and Regulations, including, in the event of any resale under the Registration Statement, the prospectus delivery requirements under the Securities Act, and such Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company pursuant to a resale under the Registration Statement unless the stock certificate submitted to the Company’s transfer agent evidencing the Shares is accompanied by a separate officer’s certificate from such Purchaser to the effect that (i) the Shares have been sold in accordance with the Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.
     (b) Such Purchaser acknowledges that there may occasionally be times when the Company determines, in good faith following consultation with its Board of Directors or a committee thereof, that the use of the prospectus forming a part of the Registration Statement should be suspended until such time as an amendment or supplement to the Registration Statement or the Prospectus has been filed by the Company and any such amendment to the Registration Statement has been declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Such Purchaser hereby covenants that it will not sell any Shares pursuant to the Prospectus during the period commencing at the time at which the Company gives the Purchasers written notice of the suspension of the use of the Prospectus and ending at the time the Company gives the Purchasers written notice that the Purchasers may thereafter effect sales pursuant to the Prospectus. The Company may, upon written notice to the Purchasers, suspend the use of the Prospectus for up to thirty (30) days and not more than once in any 365-day period based on the reasonable determination of the Company’s Board of Directors that there is a significant business purpose for such determination, such as pending corporate developments, public filings with the SEC or similar events. The Company shall in no event be required to disclose the business purpose for which it has suspended the use of the Prospectus if the Company determines in its good faith judgment that the business purpose should remain confidential. In addition, the Company shall notify the Purchasers (i) of any request by the SEC for an amendment or any supplement to such Registration Statement or any related prospectus, or any other information request by any other governmental agency directly relating to the offering, and (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any related prospectus or the initiation or threat of any proceeding for that purpose.
     (c) Such Purchaser will notify the Company promptly of the sale of any of its Shares, other than sales pursuant to a Registration Statement contemplated in Section 7 of this Agreement or sales upon termination of the transfer restrictions pursuant to Section 7 of this Agreement.
6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
     Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers in this Agreement shall survive the execution of this Agreement, the delivery to the Purchasers of the Shares being purchased and the payment therefor.
7. FORM D FILING; REGISTRATION; COMPLIANCE WITH THE SECURITIES ACT; INDEMNIFICATION
7.1 FORM D FILING; REGISTRATION OF SHARES
     The Company shall:
     (a) file in a timely manner a Form D relating to the sale of the Shares under this Agreement pursuant to the SEC’s Regulation D.

     (b) as soon as practicable after the Closing Date, but in no event later than the thirtieth (30th) day following the Closing Date, prepare and file with the SEC a Registration Statement on Form S-3 (or, if the Company is ineligible to use Form S-3, then on Form S-1) relating to the sale of the Shares and Warrant Shares by the Purchasers (and any transferees under Section 7.3) from time to time on the Amex (the “Registration Statement”);
     (c) provide to the Purchasers (and any transferees under Section 7.3) any information required to permit the sale of the Shares and Warrant Shares under Rule 144A of the Securities Act;
     (d) subject to receipt of necessary information from the Purchasers, use its best efforts to cause the Commission to notify the Company of the SEC’s willingness to declare the Registration Statement effective on or before ninety (90) days after the Closing Date;
     (e) notify the Purchasers (and any transferees under Section 7.3) promptly upon the Registration Statement, and any post-effective amendment thereto, being declared effective by the SEC;
     (f) prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus and take such other action, if any, as may be necessary to keep the Registration Statement effective until the earlier of (i) the date on which the Shares and Warrant Shares may be resold by the Purchasers (and any transferees under Section 7.3) without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the Shares and Warrant Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect;
     (g) promptly furnish to the Purchasers (and any transferees under Section 7.3) with respect to the Shares and Warrant Shares registered under the Registration Statement such reasonable number of copies of the Prospectus, including any supplements to or amendments of the Prospectus, in order to facilitate the public sale or other disposition of all or any of the Shares and Warrant Shares by the Purchasers (and any transferees under Section 7.3);
     (h) during the period when copies of the Prospectus are required to be delivered under the Securities Act or the Exchange Act, file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder;
     (i) file documents for Blue Sky clearance in any states requiring Blue Sky clearance; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and
     (j) bear all expenses for the procedures in paragraphs (a) through (i) of this Section 7.1 in connection with registration of the Shares and Warrant Shares.
7.2 DELAY IN EFFECTIVENESS OF REGISTRATION STATEMENT
     In the event that the Registration Statement is not declared effective by the SEC on or before one hundred and fifty (150) days from the Closing Date, the Company shall pay to the Purchasers (on a pro rata basis) liquidated damages in an aggregate amount equal to $100,000 per month (prorated on a daily basis) until the effective date of the Registration Statement. The Company shall have the option to pay such liquidated damages (a) in cash or (b) in additional shares of its Common Stock with an equivalent value based upon the closing price for the Common Stock on the Amex on the day before delivery of such shares.
7.3 TRANSFER OF SHARES
     Each Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a “sale” within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchasers (or any transferees) or its plan of distribution. Notwithstanding any other provision of this Agreement to the contrary, the Company agrees that the Purchasers may transfer any portion of the Shares and Warrant to one or more of any Purchaser’s affiliates or customers, provided each such transferee is an accredited investor and agrees to be bound by the terms and conditions of this Agreement and Warrant (as applicable). The Company agrees to promptly, or to promptly cause its transfer agent to, record any transfer made in accordance with the foregoing sentence.
7.4 INDEMNIFICATION BY THE COMPANY
     The Company agrees to indemnify and hold harmless the Purchasers, each of their directors and officers and the persons, if any, who control any Purchasers within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchasers or such controlling persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations under this Agreement or under applicable law, and will reimburse the Purchasers and each such controlling persons for any legal and other expenses as such expenses are reasonably incurred by the Purchasers or such controlling persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchasers expressly for use in the Registration Statement or the Prospectus, or (ii) the failure of the Purchasers to comply with its covenants and agreements contained this Agreement respecting resale of the Shares, or (iii) the inaccuracy of any representations made by the Purchasers in this Agreement or (iv) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchasers before the pertinent offer and sale or sales by the Purchasers.
7.5 INDEMNIFICATION BY THE PURCHASER
     Each Purchaser agrees to indemnify and hold harmless the Company, each of its directors and officers and the person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors and officers or controlling person may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchasers, which consent shall not be unreasonably withheld) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of such Purchaser to comply with the covenants and agreements contained in Sections 5.2 or 7.3 of this Agreement respecting the sale of the Shares or (ii) the inaccuracy of any representation made by such Purchaser in this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein; provided, however, that such Purchaser shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which such Purchaser has delivered to the Company in writing a correction before the occurrence of the transaction from which such loss was incurred, and such Purchaser will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors and officers or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.
7.6 INDEMNIFICATION PROCEDURE
     (a) Promptly after receipt by an indemnified party under Section 7.4 or 7.5 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under Section 7.4 or 7.5, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained herein or to the extent it is not prejudiced as a result of such failure.
     (b) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.4 or 7.5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:
     (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party representing all of the indemnified parties who are parties to such action) or
     (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.
     (c) Notwithstanding these indemnification provisions, no Purchaser shall be liable for any indemnification obligation under this Agreement in excess of the amount of the “Difference” (as that term is defined in Section 7.7 below) received by such Purchaser.
7.7 CONTRIBUTION
     If the indemnification provided for herein is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect to any losses, claims, damages, liabilities or expenses referred to in this Agreement, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement
     (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and each Purchaser from the placement of the Shares; or
     (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but the relative fault of the Company and each Purchaser in connection with the statements or omissions or inaccuracies in the representations and damages, liabilities or expenses, as well as any other relevant equitable considerations.
     The respective relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company and each Purchaser shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth herein, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth herein with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 7.7; provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 7.4 or 7.5 for purposes of indemnification. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7.7 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.7, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
7.8 INFORMATION AVAILABLE
     From the date of this Agreement through the date the Registration Statement covering the resale of Shares owned by any Purchaser is no longer effective, the Company will furnish to such Purchaser:
     (a) as soon as practicable after available (but in the case of the Company’s Annual Report to Shareholders, within 90 days after the end of each fiscal year of the Company), one copy of
     (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants);
     (ii) if not included in substance in the Annual Report to Shareholders, its Annual Report on Form 10-K;
     (iii) if not included in substance in its Quarterly Reports to Shareholders, its quarterly reports on Form 10-Q; and
     (iv) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits); and
     (v) upon the request of the Purchaser, a reasonable number of copies of the Prospectus to supply to any other party requiring the Prospectus.
7.9 RULE 144 INFORMATION
     Until the earlier of (a) the date on which the Shares may be resold by each Purchaser without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (b) all of the Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect, the Company shall file all reports required to be filed by it under the Securities Act, the Rules and Regulations and the Exchange Act and shall take such further action to the extent required to enable the Purchasers to sell the Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).
8. AMERICAN STOCK EXCHANGE LISTING
     The Company shall promptly secure the listing of the Shares on the Amex and so long as the Purchasers continue to own any of the Shares, the Company shall maintain such listing of the Shares. The Company has taken no action designed to delist, or which is likely to have the effect of delisting, its Common Stock from the Amex.
9. PARTICIPATION IN FUTURE FINANCING
     The Company acknowledges and agrees that the Purchasers shall have the right to participate and purchase up to 50% of any equity financing (including any convertible debt, preferred stock or similar financing) undertaken by the Company with third party investors within one hundred and eighty (180) days following the Closing Date.
10. ADDITIONAL REGISTRATION RIGHTS
     (a) For so long as the Purchasers continue to own more than two hundred thousand (200,000) of the Shares, the Company shall notify the Purchasers in writing at least fifteen (15) business days prior to the filing of any registration statement under the Securities Act with respect to a contemplated public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford the Purchasers an opportunity to include in such registration statement all or part of the Shares owned at that time by the Purchasers, unless the Company is otherwise prohibited from doing so by applicable law, rule or regulation. Within ten (10) business days after receipt of the above-described notice from the Company, each Purchaser shall notify the Company in writing of the number of Shares, if any, it elects to include in the registration statement.
     (b) If the registration statement for which the Company gives notice under this Section 10 is for an underwritten offering, the Company shall so advise the Purchasers. In such event, the right of each Purchaser to elect to have Shares included in a registration pursuant to this Section 10 shall be conditioned upon such Purchaser’s participation in the underwriting and the inclusion of the Shares in the underwriting to the extent provided herein. In such event, such Purchaser shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be offered for sale in the public offering, the number of Shares that may be included in the offering by the Purchasers shall be reduced. No such reduction, however, shall reduce the number of Shares offered by the Purchasers included in the registration below twenty percent (20%) of the total amount of securities included in such registration, unless the Company is required to do so by applicable law, rule or regulation. If any Purchaser disapproves of the terms of any such underwriting, such Purchaser may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least five (5) business days prior to the effective date of the registration statement.
     (c) The Company shall have the right to terminate or withdraw any registration of securities initiated by it under this Section 10 prior to the effectiveness of the registration statement whether or not any Purchaser has elected to include Shares in such registration.
     (d) All registration, legal and accounting expenses incurred in connection with any registration statement pursuant to this Section 10 shall be borne by the Company. All underwriting and selling expenses incurred in connection with any registration statement pursuant to this Section 10 shall be borne pro rata by all parties selling securities through the registration statement based upon the number of shares so registered.

11. EXPENSES
     Except as otherwise expressly provided in this Agreement, the Company and the Purchasers shall each pay their own respective fees and expenses (including, without limitation, the fees of any attorneys, accountants or others engaged by such party) incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated. Upon successful consummation of these transactions at the Closing, the Company will pay the reasonable, out of pocket expenses incurred by the Purchasers up to a maximum of $50,000.
12. ENTIRE AGREEMENT
     This Agreement constitutes the complete and exclusive statement of the terms of the agreement between the Company and the Purchasers with respect to sale and purchase of the Shares and supersedes all prior agreements, understandings, promises, and arrangements, oral or written, between the parties with respect to the subject matter hereof.
13. NOTICES
     All notices, requests, consents and other communications under this Agreement shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be delivered as addressed as follows:
(a)	if to the Company, to:

Virco Mfg. Corporation 2027 Harpers Way Torrance, CA 90501 Attn: Chief Executive Officer
or to such other person at such other place as the Company shall designate to the Purchaser in writing; and
     (b) if to any Purchaser, at its address as set forth on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.
     Notice shall be deemed effectively given upon confirmation of receipt by facsimile, one business day after deposit with such overnight courier or three days after deposit of such registered or certified airmail with the U.S. Postal Service, as applicable.
14. MODIFICATION; AMENDMENT
     This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchasers.
15. HEADINGS
     The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
16. SEVERABILITY
     If any provision contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

17. GOVERNING LAW
     This Agreement shall be governed by and construed in accordance with the laws of the state of California and the federal law of the United States of America.
18. COUNTERPARTS
     This Agreement is being executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by the party to this Agreement and delivered to the other parties.
     IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

VIRCO MFG. CORPORATION

By:

Robert A. Virtue
Its:	President, Chief Executive Officer and Chairman

WEDBUSH, INC.		- as to commitment of $2.0 million
1000 Wilshire Boulevard, Suite 830
Los Angeles, CA 90017

By:

Eric D. Wedbush
Its:	President

WEDBUSH MORGAN SECURITIES, INC.		- as to commitment of $3.0 million
1000 Wilshire Boulevard
Los Angeles, CA 90017

By:

Edward W. Wedbush
Its:	President